                                                                Exhibit 10.3.38

                              SUBLICENSE AGREEMENT

         This Agreement is made and entered into as of this 13th day of February, 1996, by and between XTL Biopharmaceuticals, Ltd., a company of Israel having a principal place of business at Rehovot, Israel (hereinafter referred to as "XTL"), and Neoprobe Corporation, a Delaware Corporation, having a principal place of business at Dublin, Ohio USA (hereinafter referred to as "Neoprobe").

                                    RECITALS:

         WHEREAS, Neoprobe has, pursuant to a Research and Development Agreement of even date herewith (the "Research and Development Agreement"), engaged the services of XTL to engage in research activities as requested by Neoprobe using certain disease modeling and targeting agent technology;

         WHEREAS, XTL agreed in the Research and Development Agreement to grant, on the terms and conditions set forth in this Agreement, to Neoprobe an exclusive world-wide right to use the Project results, on the terms and conditions described herein, obtained by XTL under the Research and Development in which XTL engages under the Research and Development Agreement;

         WHEREAS, this Sublicense Agreement is an attachment to and implementation of the grant by XTL to Neoprobe in the Research and Development Agreement;

         NOW, THEREFORE, the parties hereto, in consideration of the promises, terms and conditions set forth herein, mutually agree as follows:

                             ARTICLE I - DEFINITIONS

         The following terms shall have the meanings set forth below:

1.1 "Technology" shall mean the disease modeling and targeting agent technology owned by Yeda Research and Development Company, Ltd. of the Weizmann Institute of Science ("Yeda") and licensed to XTL, as represented by, European patent application publications 0438053A1 (application no. 91100047.0, filed January 2, 1991, entitled "Durable Engraftment And Development of Human Hematopoietic Lineages in Normal Mammals") and 0517199A1 (application no. 92109402.5, filed June 3, 1992, entitled "Durable Engraftment of Human Tissue and Cells in Normal Mammals"); European patent no. 0485471 (grant published April 27, 1994 Bulletin 94/17); United States application nos. 08/061,706, filed May 17, 1993 (entitled "Engraftment and Development of Xenogeneic Cells in Normal Mammals Having Reconstituted Hematopoietic Deficient Immune Systems") and 08/337,925, filed November 10, 1994 (continuation-in-part of serial no. Israeli application no. 93067, filed January 15, 1990, entitled "A Novel Chimeric Non-Human Mammal"), and data, know-how, processes, cell lines, animals and animal models, and procedures connected therewith. XTL warrants that any and all technology

Omitted portions of this exhibit 10.3.38 have been filed separately with the Commission and are subject to a request for confidential treatment under rule 24b-2

Sublicense Agreement                 Page 2                     XTL and Neoprobe



in the Field that it develops and/or acquires after the date hereof and during the Research Term that could be used in performing a Project shall be automatically added to Technology.

1.2 "Field" shall mean the detection and differentiation of neoplastic (cancerous) tissue using radiolabelled targeting agents; and application of Neoprobe's adoptive cellular therapy techniques (ACT) for treating cancer patients and patients afflicted with **** it being understood that ACT is defined as activating patients autogenous immunocytes ex vivo with cytokines.

1.3      "Licensed Service" shall mean

         (a) (i) a cell processing method wherein lymph nodes excised from **** patients are mitogenically stimulated for preparation of a therapeutic agent; (ii) a service that involves use of a method in the Field, or
         (iii) service that involves use of a Licensed Product; or

         (b) (i) a cell processing method wherein lymph nodes excised from cancer patients are mitogenically stimulated for preparation of a therapeutic agent; (ii) a service that involves use of a method in the Field; or (iii) service that involves use of a Licensed Product.

1.4 "Licensed Product(s)" shall mean (i) a therapeutic preparation manufactured with the method of Article 1.3 (a)(i) and (b)(i) for use in treating **** cancer patients; or (ii) a radiolabeled locator preparation adapted to selectively concentrate in neoplastic or cancerous tissue.

1.5 "Net Sales" shall mean the gross amounts received for sale or lease of Licensed Products or Licensed Service, excluding any insurance, tax, duty and transportation costs separately invoiced to customers, and less any broker's commissions actually paid and any trade, cash and quantity discounts, returns, allowances and adjustments actually granted to customers out of such gross amounts.

1.6 "Affiliate" shall mean a person, whether an individual or a legal entity, that controls, is controlled by or is under common control with the antecedent person, where control of a legal entity means the ability to elect at least one-half of the directors of such entity.

1.7 "Project" shall mean a research and development activity, including products and by-products of the research and development activity, under the Research and Development Agreement as agreed to by the parties in accordance with a Workplan and Budget as detailed in the Research and Development Agreement.

                    ARTICLE II - SUBLICENSE GRANT, WARRANTY,
                           ACCEPTANCE AND PERFORMANCE

2.1      Grant of Sublicense by XTL

Omitted portions of this exhibit 10.3.38 have been filed separately with the Commission and are subject to a request for confidential treatment under rule 24b-2

**** Omitted and filed separately under Rule 24b-2 pursuant to which Neoprobe Corporation has requested Confidential Treatment of this information

Sublicense Agreement                 Page 3                     XTL and Neoprobe



         2.1.1 - XTL agrees to grant and does hereby grant to Neoprobe an exclusive world-wide right use the Project results obtained by XTL under the Research and Development in which XTL engages under this Agreement and the Research and Development Agreement in order for Neoprobe to make, have made, sell, have sold, lease, and have leased a Licensed Product or Licensed Service, and with XTL's prior written consent, which consent shall not be unreasonably withheld, to sublicense others to do so, subject to (i) a reservation of rights for XTL to use the Project results in its own research activities and to use or allow the use of the Project results outside the Field for any purpose; and (ii) the other terms and conditions of this Agreement and the Research and Development Agreement. It specifically is understood that no item of Technology outside of Project results is granted hereunder.

         2.1.2 - Any invention in the Field made by Neoprobe based on the Project results also shall be automatically added to this Agreement and a royalty paid on Licensed Products and Licensed Services thereunder; provided, however, that only one royalty shall be due for any Licensed Product or Licensed Service hereunder.

2.2 Warranties - XTL hereby warrants that it is an exclusive licensee in and to the Technology, and that it has the right, subject to the terms of the Research and License Agreement dated as of April 7, 1993 between Yeda and XTL (as amended), to grant the above exclusive sublicense, under patent rights as provided herein. HOWEVER, XTL EXCLUDES ALL WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE AND FREEDOM FROM INFRINGEMENT OF RIGHTS OF OTHERS, AS TO THE TECHNOLOGY, THE PROJECT RESULTS, OR ANY LICENSED PRODUCT OR ANY LICENSED SERVICE; AND ANY WARRANTY THAT ANY PATENT UNDER THE TECHNOLOGY IS VALID OR THAT ANY PATENT APPLICATION UNDER THE TECHNOLOGY WILL MATURE INTO AN ISSUED PATENT. XTL agrees to hold Neoprobe harmless and defend it against all claims and suits relating to the warranty given to Neoprobe under this subparagraph.

2.3 Acceptance of Sublicense - Neoprobe accepts the above sublicense, and will diligently exert its good faith efforts to develop and promote the most extensive provision of sales of Licensed Products and Licensed Services under the sublicense that is both commercially practicable and compatible with good practice in the pharmaceutical industry. Should Neoprobe fail to exert such efforts, XTL may then convert the exclusive sublicense granted hereunder to a non-exclusive sublicense upon giving notice thereof to Neoprobe pursuant to this Agreement.

2.4 Forbearance to file Suit - XTL agrees that it will not file suit against Neoprobe, its affiliates, or sublicensees, if any, for activities within the scope of such entities license or sublicense under this Agreement based on any of its or Yeda's pre-existing patents or patent applications that may dominate the Technology, so long as this Agreement and such license or sublicense remains in effect.

Omitted portions of this exhibit 10.3.38 have been filed separately with the Commission and are subject to a request for confidential treatment under rule 24b-2

**** Omitted and filed separately under Rule 24b-2 pursuant to which Neoprobe Corporation has requested Confidential Treatment of this information

Sublicense Agreement                 Page 4                     XTL and Neoprobe



                  ARTICLE III - ROYALTIES, REPORTS, AND RECORDS

3.1      Royalties

         3.1.1 - Subject to the provisions of Article 6.1 below, Neoprobe shall pay XTL a royalty on Net Sales by Neoprobe and its Affiliates to non-Affiliates at the following rates:

         (a) on Licensed Products or Licensed Services based on Neoprobe proprietary targeting agents, **** percent (****%);

         (b) on ACT Licensed Products or Licensed Services using the Project results, **** percent (****%);

         (c) on Licensed Products or Licensed Services based on XTL non-proprietary targeting agents, **** percent (****%);

         (d) on Licensed Products or Licensed Services based on XTL proprietary targeting agents, **** percent (****%).

3.2      Minimum Performance by Neoprobe -


3.3 Reports - A report shall accompany each royalty payment from Neoprobe to XTL for each calendar quarter showing the basis upon which the amount of royalties owed was determined. Such report and royalty payment shall be made within thirty (30) days after each calendar quarter, commencing with the quarter in which the first commercial sale by Neoprobe under this Agreement is made.

3.4 Records - Neoprobe shall keep accurate records in sufficient detail to enable the royalties accrued and payable under this Agreement to be determined. Such records shall be retained for at least three (3) years after the report required pursuant to Article 3.2 above, for the period to which such records pertain, has been submitted to XTL, or for such longer time as may be required to finally resolve any question or discrepancy raised by XTL. Upon the request, with reasonable notice, of XTL, but not more frequently than once a calendar year, Neoprobe shall permit an independent public accountant selected and paid by XTL and reasonably acceptable to Neoprobe to have access during regular business hours to such records as may be necessary to verify the accuracy of royalty payments made or payable hereunder. Said accountant shall disclose information so acquired to XTL only to the extent that it should properly have been contained in the royalty reports required under this Agreement or constitutes evidence of fraud upon XTL.

                   ARTICLE IV-PATENTS, COSTS, AND ENFORCEMENT

4.1 Patents - XTL shall, at XTL's expense, prosecute and maintain patent applications and patents covering the Technology.

Omitted portions of this exhibit 10.3.38 have been filed separately with the Commission and are subject to a request for confidential treatment under rule 24b-2

**** Omitted and filed separately under Rule 24b-2 pursuant to which Neoprobe Corporation has requested Confidential Treatment of this information

Sublicense Agreement                 Page 5                     XTL and Neoprobe



4.2 Patent Enforcement - XTL shall enforce any patent under the Technology against an infringer that is making a product and performing a service sublicensed to Neoprobe by XTL hereunder.

                            ARTICLE V - FORCE MAJEURE

         No party shall incur any liability, consequential or otherwise, for any delay in performance or failure to perform its obligations under this Agreement, due to acts of God or public enemies, acts of other parties, requests or regulations of civil or military authority, labor disputes, accidents at the factory, lockouts, fire, riots, war or other outbreaks or hostilities, embargoes, inability to obtain shipping or raw material, delays of carriers or suppliers, machinery breakdowns, epidemics, floods, unusually severe weather, shortage of power or fuel, or any causes whatsoever beyond the reasonable control of the party in question.

                      ARTICLE VI - DURATION AND TERMINATION

6.1 Sublicense Term - This Agreement shall become effective as of the date first written above and shall expire upon the later of (a) the expiration, cancellation, or final and unappealable determination of invalidity or unenforceability of all patents, if any, sublicensed hereunder to Neoprobe by XTL, or (b) twelve (12) years from the date of first commercial sale by Neoprobe of a product sublicensed hereunder to Neoprobe by XTL.

6.2 Termination by Either Party - Either party may terminate this Agreement should the other party fail to comply with or to perform any of their duties or other material obligations under this Agreement or under the Research and Development Agreement when due and should such failure not be remedied within sixty (60) days of written notice of such default having been given to the defaulting party. Any termination pursuant to this Article 6.2 shall be in addition to, and not in place of, other rights or remedies to which a party may be entitled. This Agreement shall automatically terminate also on termination of the Research and Development Agreement, except in the case where Article VI of that Research and Development Agreement survives such termination as provided therein. Any notices must be given to all other parties in accordance with Article 7.4.

6.3 Termination by XTL - XTL shall have the right to terminate this Agreement, effective upon written notice of termination to Neoprobe in the event that:

         (a) Neoprobe shall (i) seek the liquidation, reorganization, dissolution, or winding-up of itself or the composition or readjustment of its debts, (ii) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of all or a substantial part of its property, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Bankruptcy Code, (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or

Omitted portions of this exhibit 10.3.38 have been filed separately with the Commission and are subject to a request for confidential treatment under rule 24b-2

**** Omitted and filed separately under Rule 24b-2 pursuant to which Neoprobe Corporation has requested Confidential Treatment of this information

Sublicense Agreement                 Page 6                     XTL and Neoprobe



                  composition, or readjustment of debts, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

         (b) a proceeding or case shall be commenced without the application or consent of Neoprobe, and such proceeding or case shall continue undismissed, or an order, judgment, or decree approving or ordering any of the following shall be entered and continue unstayed and in effect, for a period of forty-five (45) days from and after the date service of process is effected upon Neoprobe, seeking (i) Neoprobe's liquidation, reorganization, dissolution, or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator, or the like of XTL or Neoprobe or of all or any substantial part of their assets, or (iii) similar relief in respect of Neoprobe under any law relating to bankruptcy, insolvency, reorganization, winding-up, or the composition or readjustment of debts.

6.4 Termination by Neoprobe - Neoprobe shall have the right to terminate this Agreement, effective upon written notice of termination to XTL in the event that:

         (a) XTL shall (i) seek the liquidation, reorganization, dissolution, or winding-up of itself or the composition or readjustment of its debts, (ii) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of all or a substantial part of its property, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Bankruptcy Code or corresponding law applicable to XTL, (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, or (vi) take any corporate action for the purposes of effecting any of the foregoing; or

         (b) a proceeding or case shall be commenced without the application or consent of XTL and such proceeding or case shall continue undismissed, or an order, judgment, or decree approving or ordering any of the following shall be entered and continue unstayed and in effect, for a period of forty-five (45) days from and after the date service of process is effected upon XTL, seeking (i) XTL's liquidation, reorganization, dissolution, or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator, or the like of XTL or of all or any substantial part of its assets, or (iii) similar relief in respect of XTL under any law relating to bankruptcy, insolvency, reorganization, winding-up, or the composition or readjustment of debts.

6.5 Existing Rights - The rights of each party against the other which may have accrued up to the date of termination or expiration shall remain unaffected by expiration or termination as provided herein.

                           ARTICLE VII - MISCELLANEOUS


Omitted portions of this exhibit 10.3.38 have been filed separately with the Commission and are subject to a request for confidential treatment under rule 24b-2

**** Omitted and filed separately under Rule 24b-2 pursuant to which Neoprobe Corporation has requested Confidential Treatment of this information

Sublicense Agreement                 Page 7                     XTL and Neoprobe



7.1 Non-Waiver - The waiver by either party of a breach of any provision of this Agreement shall not be deemed to effect or imply a waiver of any other breach of such provision or a waiver of the provision itself.

7.2 Governing Law - This Agreement shall be governed by and construed in accordance with the law of the State of Ohio, USA.

7.3 Assignment - This Agreement shall be assignable by Neoprobe only to an entity created by Neoprobe to fund research and development of the Project results and of which entity Neoprobe guarantees the performance under this Agreement, provided that Neoprobe retains an option from such entity to commercialize any product or service developed by such entity; provided that XTL shall have the right in writing to approve of such assignment by Neoprobe, which approval shall not be unreasonably withheld.

7.4 Notices - Any notice, request or payment which may or must be given under this Agreement shall be in writing and sent to the other party at its address indicated below or to such other address as the addressee shall have theretofore furnished in writing to the addressor.

         IF TO XTL BIOPHARMACEUTICALS, LTD.:

         Martin Becker, Ph.D., President
         XTL BIOPHARMACEUTICALS, LTD.
         Kiryat Weizmann Industrial Park
         Rehovot, Israel
         Telecopier:  011-972-8-405017

         IF TO NEOPROBE CORPORATION:            WITH A COPY TO:

         David C. Bupp, President               J. K. Mueller, Jr.., Esq.
         NEOPROBE CORPORATION                   MUELLER AND SMITH, L.P.A.
         425 Metro Place North                  MUELLER-SMITH BUILDING
         Suite 400                              7700 Rivers Edge Drive
         Dublin, Ohio 43017                     Columbus, Ohio 43235-1355
         Telecopier:  011-1-614-793-7522        Telecopier:  011-1-614-436-0057

7.5 Entire Agreement - The terms and provisions contained in this Agreement constitute the entire Agreement between the parties and shall supersede all previous communications, representations, agreements or understandings, either oral or written, between the parties hereto with respect to the subject matter hereof, and no agreement or understanding varying or extending this Agreement will be binding upon either party hereto, unless in writing which specifically refers to this Agreement, signed by duly authorized officers or


Omitted portions of this exhibit 10.3.38 have been filed separately with the Commission and are subject to a request for confidential treatment under rule 24b-2

**** Omitted and filed separately under Rule 24b-2 pursuant to which Neoprobe Corporation has requested Confidential Treatment of this information

Sublicense Agreement                 Page 8                     XTL and Neoprobe


         representatives of the respective parties, and the provisions of this Agreement not specifically amended thereby shall remain in full force and effect according to their terms.

7.6 Severability - The invalidity or illegality of any term, clause or provision of this Agreement shall not invalidate or lessen the effect of any other term, clause or provision of this Agreement or of this Agreement itself, unless a party would thereby be substantially deprived of its benefit from the Agreement, in which event the parties will attempt in good faith to revise the Agreement on a fair and equitable basis, but if such attempt fails, then the Agreement may be terminated by either party upon thirty (30) days' written notice to the other.

7.7 Indemnification - Neoprobe agrees to indemnify, hold harmless and defend XTL, Yeda, and the Weizmann Institute of Science, their successors and assigns, their officers, employees, and agents, against any and all claims, suits, losses, damage, costs, fees, and expenses resulting from or arising out of Neoprobe's use of Project results in connection with this sublicense.

7.8 Confidence - XTL and Neoprobe each agree to maintain the terms of this Agreement in confidence, unless this Agreement permits its disclosure or a governmental regulation or law requires its disclosure; however, each party may disclose the existence of this Agreement. Notice of any disclosure made by any party to a non-party shall promptly be given to the other parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective duly authorized officers on the date first above written.

NEOPROBE CORPORATION                        XTL BIOPHARMACEUTICALS, LTD.



By: _______________________________         By: ________________________________

Typed Name:  David C. Bupp                  Typed Name:  Martin Becker

Title:  President                           Title:  President

Date: _____________________________         Date: ______________________________


Omitted portions of this exhibit 10.3.38 have been filed separately with the Commission and are subject to a request for confidential treatment under rule 24b-2

**** Omitted and filed separately under Rule 24b-2 pursuant to which Neoprobe Corporation has requested Confidential Treatment of this information